EXHIBIT 11.1



                               Computation of Earnings Per Share
                                          (Unaudited)

                                              Three Months Ended
                                                 August 31,
                                              1996         1995
                                          ------------  -----------

Weighted average number of shares
outstanding                               2,952,477     2,764,611

Shares deemed outstanding from the
assumed exercise of stock options and
warrants                                    292,768       282,102
                                          ----------    ----------

Total                                     3,245,245     3,046,713
                                          ==========    ==========

Earnings applicable to common shares    $   115,788        24,430
                                          ==========    ==========

Earnings per share of common stock      $      0.04          0.01
                                          ==========    ==========